EXHIBIT 99.2

                                                              Contact:
[Impath logo]                                                 Iris D. Daniels
                                                              IMPATH Inc.
                                                              Investor Relations
                                                              (212) 698-0300

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                                  News Release
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FOR IMMEDIATE RELEASE

             IMPATH ANNOUNCES EXCLUSIVE AGREEMENT WITH CELL ANALYSIS
                        FOR AUTOMATED QUANTITATION OF IHC

NEW YORK, NY, MARCH 16, 2004 - IMPATH INC. (IMPHQ.PK) today announced that it has entered into an agreement with Cell Analysis under which IMPATH will provide Cell Analysis' Quantitative Cellular Assessment ("QCA") system exclusively to IMPATH's clients. IMPATH anticipates launching the QCA system in the marketplace early in the second quarter of 2004. Specific terms of the agreement were not disclosed.

      Cell Analysis' QCA system has received FDA clearance for estrogen receptor ("ER") markers in breast cancer and is expected to receive clearance for the oncoprotein, Her2/neu, later this year. In addition, the system has been designed to analyze all nuclear, membranous and cytoplasmic immunohistochemical ("IHC") markers. The QCA system objectively analyzes tumor cells for predictive and prognostic markers using quantitative image analysis of nuclear and membrane antigens enabling more precise, targeted therapeutic decision-making.

       "We are delighted to be working with IMPATH, a leader in cancer diagnostics," said Joel Herm, CEO of Cell Analysis. "QCA is an important new technology that can help improve the quality of information available to pathologists, researchers and oncologists, so they can make the best decisions for their patients. We believe that QCA enhances the current standard of care in IHC evaluation. It provides physicians with an effective tool in the selection of appropriate chemotherapy on a patient-specific basis. Further, we believe the QCA system is the most affordable and easy-to-use system available."

      Carter H. Eckert, Chairman and CEO of IMPATH, added, "IMPATH is dedicated to providing the latest technological innovations to our clients. Cell Analysis' QCA system and built-in quality control of IHC stained tissue slides facilitates reproducibility and rapid turnaround while removing the clinician's perceived limitation of manual inspection. We are extremely pleased to have the ability to offer this FDA-cleared technology, on a commercial basis, exclusively to our clients."

ABOUT CELL ANALYSIS

      Cell Analysis is a privately held life sciences company that develops today's most affordable, easy-to-use image analysis tools for studying cancer cells. The company's Quantitative Cellular Assessment (QCA) system is in clinical and research use to analyze cancerous tumors of the breast, colon and stomach at premier institutions nationally. QCA has received FDA clearance for estrogen receptor (ER) markers in breast cancer and is expected to receive clearance for Her2/neu later this year.



                                                New York o Los Angeles o Phoenix

                                                              Contact:
[Impath logo]                                                 Iris D. Daniels
                                                              IMPATH Inc.
                                                              Investor Relations
                                                              (212) 698-0300

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                                  News Release
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ABOUT IMPATH

      IMPATH is in the business of improving outcomes for cancer patients. IMPATH Physician Services uses sophisticated technologies to provide patient-specific cancer diagnostic and prognostic services to more than 9,000 pathologists and oncologists in over 2,400 hospitals and oncology practices. Utilizing its comprehensive resources, IMPATH Predictive Oncology serves genomics, biotechnology and pharmaceutical companies involved in developing new therapeutics targeted to specific, biological characteristics of cancer.


This press release may contain statements that the Company believes are, or may be considered to be, "forward-looking statements" within the meaning of various provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934. These forward-looking statements generally can be identified by use of statements that include phrases such as the Company "believes," "expects," "anticipates," "intends," "plans," "foresees" or other similar words or phrases. Similarly, statements that describe the Company's projected growth and goals and its plans for expansion also are forward-looking statements. All of these forward-looking statements are subject to certain risks and uncertainties, many of which are outside of management's control, and which could cause the Company's actual results to differ materially from those contemplated by the relevant forward-looking statement. Some of the most significant factors that could cause the actual results to differ materially from the forward-looking statements, alone or in combination, would be the results of the current investigation into accounting irregularities and discrepancies, the adverse impact on the Company's liquidity that could result from actions of the Company's senior secured lenders, the outcome of any legal proceeding or any SEC investigation relating to the Company, any adverse response of any of the Company's vendors, customers, media and others relating to the Company's financial statements and accounting processes, policies and procedures, and significant employee or management departures.

In addition to the foregoing, additional factors could be the failure to continue to successfully integrate the businesses acquired by the Company, unanticipated disagreements with the Company's joint venture or other partners, unanticipated changes in the healthcare industry (as a result of cost containment measures, changes in governmental regulation, including reimbursement programs and patient confidentiality issues, or other factors), an inability to successfully integrate the Company's new laboratory and billing system, the adverse effect of any legal proceedings involving the Company, an unanticipated failure in the commercialization of the Company's biopharmaceutical products, the ability to maintain sufficient liquidity during the Chapter 11 cases, the outcome of the Chapter 11 cases, including any sale, restructuring or reorganization efforts, or an unanticipated loss of business. In addition, the September 11, 2001 terrorist attacks and change in international political conditions as a result of these events may continue to affect the United States and the global economy and increase other risks.

Readers are urged to consider all of these factors carefully in evaluating the forward-looking statements. The forward-looking statements included in this press release are made only as of the date of this press release and the Company undertakes no obligation to publicly update these forward-looking statements to reflect subsequent events or circumstances.

Contact: Iris D. Daniels, Vice President, Investor Relations and Corporate Communications, IMPATH Inc. (212) 698-0300 idaniels@impath.com


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